UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2026

Valuence Merger Corp. I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41304	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Orinda Way, Suite 100D

Orinda, CA 94563

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 340-0222

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2026, Valuence Merger Corp. I (the “Company”), entered into a Mutual Note Termination Agreement (the “Termination Agreement”) with VMCA Sponsor, LLC (the “Sponsor”), pursuant to which the Company and the Sponsor agreed to terminate the Convertible Promissory Note, dated February 27, 2026, issued by the Company to the Sponsor in the principal amount of up to $1,500,000 (the “February 2026 Note”). No amounts had been drawn down, and no principal or other amount was outstanding, under the February 2026 Note.

Also on June 30, 2026, the Company entered into an Omnibus Note Exchange and Debt Conversion Agreement (the “Omnibus Agreement”) with the Sponsor, CPC Sponsor Opportunities I, LP (“CPC I”), CPC Sponsor Opportunities I (Parallel), LP (“CPC I Parallel”) and NovoCG, LLC (“NovoCG”), pursuant to which the parties agreed to restructure certain outstanding related-party indebtedness and advances of the Company. Pursuant to the Omnibus Agreement, the parties agreed to cancel, extinguish and terminate the Convertible Promissory Note, dated June 4, 2024, issued by the Company to the Sponsor in the principal amount of up to $300,000 (the “June 2024 Note”), which had been fully drawn and remained outstanding.

In connection with the Omnibus Agreement, the parties also agreed to settle and discharge outstanding balances classified as “Advance from Related Party” on the Company’s books and records owed to CPC I, CPC I Parallel and NovoCG in the amounts of $446,900, $373,100 and $750,000, respectively, for an aggregate advance balance of $1,570,000.

In consideration for the cancellation of the June 2024 Note and settlement of the related-party advances, the Company issued three new convertible promissory notes, each dated June 30, 2026: (i) a note to CPC I in the principal amount of up to $1,500,000, with an initial deemed drawdown balance of $528,650; (ii) a note to CPC I Parallel in the principal amount of up to $1,500,000, with an initial deemed drawdown balance of $441,350; and (iii) a note to NovoCG in the principal amount of up to $3,000,000, with an initial deemed drawdown balance of $900,000 (collectively, the “New Notes”). The New Notes bear no interest and are repayable in full upon the earlier of (a) the date of the consummation of the Company’s initial business combination or (b) the date of the Company’s liquidation (the earlier of such date, the “Maturity Date”). If the Company does not consummate an initial business combination by the Maturity Date, the New Notes will be repaid only from funds held outside of the trust account established in connection with the Company’s initial public offering (the “Trust Account”) or will be forfeited, eliminated or otherwise forgiven. Upon maturity, the outstanding principal balance of the New Notes may be converted into warrants, at a price of $1.50 per warrant, at the option of the Sponsor, provided that the maximum aggregate conversion of all convertible notes issued to the Sponsor or its affiliates may not exceed $1.5 million. Such warrants will have terms identical to the warrants issued by the Company in a private placement that closed simultaneously with the Company’s initial public offering.

The foregoing descriptions of the Termination Agreement, the Omnibus Agreement and the New Notes are qualified in their entirety by reference to the Termination Agreement, the Omnibus Agreement and the New Notes, copies of which are attached as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 hereto and are incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K with respect to the Termination Agreement and the Omnibus Agreement is incorporated by reference in this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K with respect to the New Notes is incorporated by reference in this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Mutual Note Termination Agreement, dated June 30, 2026, by and between Valuence Merger Corp. I and VMCA Sponsor, LLC.
10.2	Omnibus Note Exchange and Debt Conversion Agreement, dated June 30, 2026, by and among Valuence Merger Corp. I, VMCA Sponsor, LLC, CPC Sponsor Opportunities I, LP, CPC Sponsor Opportunities I (Parallel), LP and NovoCG, LLC.
10.3	Convertible Promissory Note, dated June 30, 2026, between Valuence Merger Corp. I and CPC Sponsor Opportunities I, LP.
10.4	Convertible Promissory Note, dated June 30, 2026, between Valuence Merger Corp. I and CPC Sponsor Opportunities I (Parallel), LP.
10.5	Convertible Promissory Note, dated June 30, 2026, between Valuence Merger Corp. I and NovoCG, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALUENCE MERGER CORP. I

	By:	/s/ Sungwoo (Andrew) Hyung
	Name:	Sungwoo (Andrew) Hyung
	Title:	Chief Financial Officer and Director

Dated: July 7, 2026